EXHIBIT 99.2

PERMEATION TEST REPORT

Innovative Designs, Inc.		Filename:	J513T01
124 Cherry Street, Suite 1		Method Standard:	ASTM F739-99a
Pittsburgh, PA 15223-2243		Material Log No.:	04513-88-01
		Test Date:	10/25/2005

JR KAV
Analyst QC

Material Name:	Camouflage Material	Test Temperature:	27 deg C
Conditioning:	As Supplied	Test Duration:	8 Hours
Chemical:	Gas Stimulant	Concentration:	100%
Source:	In House	CAS No:	N/A

TEST RESULTS	CELL 1	CELL 2	CELL 3	AVERAGE	STD. DEV
Actual Breakthrough (time in minutes)	>480	>480	>480	>480	0
Normalized Breakthrough (time in minutes)	>480	>480	>480	>480	0
Maximum Rate Detected (ug/cm3*min)	<0.001	<0.001	<0.001	<0.001	0
Unit Area Weight (g/cm2)	0.032	0.032	0.032	0.032	0
Sample thickness (.001”)	45	45	45	45	0

Modifications of Method:	1” Cells Open Looped System

Analytical Technique:	Continuous Photoionization Lamp

Sampling Frequency:	Every 3 minutes for the duration of the test

Chemical physical state:	Gas

Type of chemical contact:	Continuous

Collection medium:	(Dehumidified Air)

Minimum detectable rate:	0.001 ug/cm2*min

Notes:

The testing herein is based upon accepted industry practice as well as the test method used. The testing was performed under laboratory conditions, not actual usage conditions. Test results reported herein do not apply to samples other than those tested. TRI/Austin, Inc. makes no warranties or guaranties concerning protection by this material and assumes no liability for use of this material with the biological or chemical agent. The user should determine the applicability of the test conditions when accessing suitability of the material for actual anticipated exposure. TRI/Austin, Inc. neither accepts responsibility for nor makes claim as to the final use and purpose of the material. TRI/Austin, Inc. observes and maintains client confidentiality and limits reproduction of this report, except in full, without prior approval of TRI/Austin, Inc.

HYDROSTATIC RESISTANCE TEST REPORT

Innovative Designs, Inc.		Filename:	J513T02
124 Cherry Street, Suite 1		Method Standard:	ASTM D751-95
Pittsburgh, PA 15223-2243		Material Log No.:	04513-88-01
		Test Date:	10/25/2005

		JR KAV
		Analyst QC

	Camouflage Material
Material Name:	(Outer Shell Only)	Test Temperature:	69.8 deg F
Conditioning:	As Supplied	Test Humidity:	29%
Machine:	TRI-49	No. of Replicates:	10
Source:	In House	Average Burst Strength: (psi)	165.5

Replicate #	Burst Strength (psi)
1	160
2	165
3	165
4	165
5	170
6	165
7	165
8	165
9	165
10	170